SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2002

RENAISSANCE LEARNING, INC.
(Exact name of registrant as specified in its charter)

Wisconsin (State or other jurisdiction of incorporation)	0-22187 (Commission File Number)	39-1559474 (IRS Employer Identification No.)

2911 Peach Street P.O. Box 8036 Wisconsin Rapids, Wisconsin 54495-8036 (Address of principal executive offices)

Registrant's telephone number, including area code: (715) 424-3636

Item 5. Other Events and Regulation FD Disclosure.

        On September 25, 2002, Renaissance Learning, Inc. issued a press release regarding expected financial and operating results for the third quarter of 2002 and for the remainder of 2002. A copy of the September 25, 2002 press release is attached hereto as an exhibit and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits.
(c)	Exhibits
	Exhibit No.	Description
	99.1	Press Release dated September 25, 2002.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2002	RENAISSANCE LEARNING, INC.

By: /s/ Steven A. Schmidt Steven A. Schmidt Vice President, Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated September 25, 2002.